                                                                   Exhibit 22



                         AMERICAN STORES COMPANY
                         PRINCIPAL SUBSIDIARIES,
                              YEAR END 1993



                                                             State of
Subsidiary                                                 Incorporation
__________                                                 _____________
Jewel Companies, Inc.                                           DE
   Acme Markets, Inc.                                           PA
   Jewel Food Stores, Inc.                                      NY
      Star Market Co. Division of Jewel Food Stores, Inc.
American Drug Stores, Inc., dba                                 IL
   Osco Drug
   Sav-on
American Food and Drug, Inc.                                    DE
   Jewel Osco Southwest, Inc.                                   IL
   Lucky Stores, Inc.                                           DE
   American Stores Properties, Inc.                             DE
American Stores Realty Corp.                                    PA
Skaggs Telecommunications Service, Inc.                         UT